EXHIBIT 23.2

                    CONSENT OF HACKER, JOHNSON, COHEN & GRIEB



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                              Accountants' Consent




The Board of Directors
Citizens Community Bancorp, Inc.
Marco Island, Florida:

We consent to the use of our report dated February 6, 1998 relating to the consolidated balance sheets as of December 31, 1997 and 1996 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years then ended in the Registration Statement/Prospectus on Form SB-2 of Citizens Community Bancorp, Inc.



  /S/HACKER, JOHNSON, COHEN & GRIEB PA
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     HACKER, JOHNSON, COHEN & GRIEB PA
     Tampa, Florida
     March 9, 1998



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